As filed with the Securities and Exchange Commission on

REGISTRATION NO.

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC. 20549

FORM  S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IVT Software, Inc.

(Name of Small Business Issuer in its Charter)

Nevada	8299	74-3177586
State or Other Jurisdiction of Incorporation of Organization)	Primary Standard Industrial Code	(I.R.S. Employer Identification No.)

Martin Schwartz, CEO
196 North Crest Place
Lakewood, NJ 08701
Tel:  732-901-0566

(Address and Telephone Number of Registrants Principal Place of Business)

COPIES TO:

Brian R. Reiss, ESQ.
9121 Atlanta Ave.  Ste. 638
Huntington Beach, CA 92646
Tel:  800-624-6850
Fax:  714-378-9093

(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Title of Securities to Be Registered	Proposed Amount to be Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fees
Common stock par value $0.0001 per share (1)	919,167	$0.03 (2)	$27,575 (2)	$1.08(2)

1) In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price the shares were sold to our shareholders in a private placement memorandum. The price of $0.03 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The  registrant  hereby amends this Registration Statement on such date or dates as  may be necessary to delay its effective date until the registrant shall file a  further  amendment which specifically states that this Registration Statement shall thereafter become effective shall  thereafter   in  accordance  with  Section 8 (a) of the Securities Act of 1933 or until the registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may  determine.

IVT Software, Inc.
Prospectus
919,167 Common Shares
 Par Value $0.0001

The prospectus and the registration  statement, of which it is a part, are being filed with the Securities and Exchange Commission (the "SEC") to  satisfy  our  obligations  to the  recipients  of certain shares of common  stock (the  "Selling  Shareholders") including shares to be issued to the Selling Shareholders upon exercise of certain warrants of IVT Software, Inc.  Accordingly, the prospectus and the Registration Statement cover the resale by certain Selling Shareholders of 919,167 shares of our common stock. The sales price to the public was set by the selling shareholders at $0.03 per share of Common Stock for an aggregate of $27,575.   The price of $0.03 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.  There can be no assurance that our shares will be approved for trading on the OTC Bulletin Board.

The total cost of the offering will be borne by us.  We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

 Before this offering, there has been no public market for the common stock and the Company's stock is not currently traded on any exchange or quotation system. It is the Company's intention to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States, also known as the OTCBB, following the effective date of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Investing in our common stock involves a high degree of risk. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on Page 6  which describes certain material risk factors you should consider before investing.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to Completion,  Dated  July 9,  2008

Dealer Prospectus Delivery Obligation

Until 90 days  from  the  effective  date of this  Registration  Statement,  all dealers that effect transactions in these securities whether   or  not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 Prospectus Summary:

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision, especially including the information under the headings "Risk Factors," beginning on Page 6.

This prospectus is part of a resale Registration Statement.  The selling shareholders ("Selling Shareholders") may sell some or all of their shares in transactions from time to time.

You should rely only on the information contained in this prospectus.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different information, you should not rely upon it. You should assume  that  the  information  appearing  in  this  prospectus,  as well as the information we file with the Securities and Exchange  Commission ("SEC") in this prospectus  is  accurate  only as of the date of the  documents  containing  the information.

About our Company:

The Company was incorporated on March 15, 2006 as IVT Software, Inc. by Certificate of Incorporation issued pursuant to Nevada state law.  Martin Schwartz is our sole officer and director, as well as our controlling stockholder. We currently have no other employees. Our executive offices are located presently at, 196 North Crest Place Lakewood, NJ 08701

The Company  does  not  have  any  subsidiaries, affiliated  companies  or  joint  venture  partners.

Business Overview

We are a development stage Company organized for the purpose of  providing computer software education in the comfort of one's own home.  Our products include an assortment of tutorials on software written by Microsoft, Adobe, Macromedia, as well as a variety of illustrative, graphic design and web design. The tutorial lessons are played as movies and operate on Quick Time player. Our software is manufactured with these programs conveniently installed, so that the CD'S are entirely self-sufficient. With all necessary components contained on each disc, the user will effortlessly launch the lessons and quickly begin to learn.

The Company is in the process of developing a website at its domain location www.computertutorialcds.com  to enable on line purchasing of the computer tutorials.  Company also plans to enable a user to log on to its website and  access the tutorials on line for a membership fee, and learn the tutorials at their own pace using our learning application infrastructure which we are in the process of developing  at our domain location.

 To date, we have generated no sales on our tutorials. We will need to raise substantial funds   in order to launch a broad marketing campaign to attract clients for our services in order to become a viable business.

Under Section 405 of the Securities Act we are defined as a shell company based on our nominal operations and assets consisting primarily of cash, our non-exclusive licensing agreement, fixed assets including a CD Replicator, and our website.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can become a viable business unless (1) we obtain additional capital to market and advertise our website in order to attract users and (2) thereafter we become successful in generating sufficient revenues to cover our expenses and grow our business.

At the current level of revenues and expenses we anticipate we will have sufficient funding to continue our activities at its present  level for the next 12 months.   The activities that can be supported with the currently available funds are extremely limited and are consistent with those limited activities in which the company has historically engaged.  (See section on Management Discussion & Analysis under the sub heading "Our budget for the Next 12 Months".) However, we will need to raise substantial funds in order to expand our products, and launch a broad marketing campaign to attract clients for our product in order to become a viable business. We cannot offer assurances that any additional funds will be raised when we require the funds or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent our planned development and our marketing effort which is necessary for our business to become viable.   If additional capital is raised through the sale of additional equity or convertible securities, substantial dilution to our stockholders is likely to occur which may result in a partial or substantial loss to your investment in our common stock.

 The Resale Offering

The prospectus and the registration  statement, is  being filed with the SEC to  satisfy  our  obligations  to the  recipients  of certain shares of common  stock (the  "Selling  Shareholders") including shares to be issued to the Selling Shareholders upon exercise of certain warrants of IVT Software, Inc.  Accordingly, the prospectus and the Registration Statement cover the resale by certain Selling Shareholders of  919,167 shares of our Common Stock.  The sales price to the public was set by the selling shareholders at $0.03 per share of Common Stock for an aggregate of $27,575.

The price of $0.03 per share of Common Stock is a fixed price until  the  shares  are  listed  on the OTC  Bulletin  Board or  other  national exchange,  and  thereafter at prevailing  market prices or privately  negotiated prices.  There can be no assurance that our shares will be approved for trading on the OTC Bulletin Board.

See "Plan of Distribution  on Page 10 for a further description of how the Selling Shareholders may dispose of the shares covered by this prospectus.

Number of Shares Outstanding:

There are 12,919,167 shares of our Common Stock issued and outstanding as of March 31, 3008.   Of the 12,919,167 shares outstanding, 919,167 shares are being registered in this offering for the Selling shareholders and 12,000,000 shares are owned by our Principal and CEO which shares are restricted.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus.  You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

We are a Development Stage Company. From the date of inception on  March 15, 2006, we have generated no earnings from operations.  As of April  30, 2008, our financial data is as follows:

Summary of Financial Data
			From Inception
	May 1, 2007 April 30, 2008	May 1, 2006 April 30, 2007	March 15, 2006 April 30, 2008
Statement of Operations

Revenues	-0-	-0-	-0-
Net Income (Loss)	$(33,155)	$(8,487)	$(41,642)
Net Income (Loss) per Share	$(0)	$(0)	$(0)

Balance Sheet

Total Current Assets	$23,731	$13,136
Total Current Liabilities	$8,500	$16,975

Shareholder Equity	$17,133	$(1,287)

WHERE YOU CAN FIND US

Our business office is located at 196 North Crest Place Lakewood, NJ 08701.  This location is the home of our president, Martin Schwartz who supplies this office space to us rent free. Our telephone number is 732-901-0566.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our Company and its business before purchasing shares of our Common Stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks associated with our Business:

1. We are a new business and lack an operating history upon which an evaluation of our future success or failure can be made.   We have losses that we expect will  continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on March 15, 2006 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $41,462.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	Our ability to generate revenues from the sale of our tutorial CD's.
*	Our ability to attract members to sign up for online training at our website training infrastructure.
*	Our ability to generate sufficient revenues to cover our expenses and make a profit through the sale of our products to a sizable client base

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

2.  Our auditors have issued a going concern opinion about our ability to continue to operate, and because we will require substantial funds to market our services in order to attract clients for our services, we may not have sufficient funds to operate a viable business which may result in our ceasing operations.

Following review of our financial statements, our auditors have determined that we do not have sufficient working capital necessary to be successful and to grow our business. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern. According to our auditors, continuation of our Company as a going concern is dependent upon raising funds and generating ongoing revenues from our operations. If we a fail to accomplish both, we will most likely fail and you will lose your investment. We anticipate we will require $20,000 during the next 12 month for the activities relating to fully implementing our website.   As of  April 30, 2008 we had available $23,731.      However, the activities that can be supported with the currently available funds are very limited.  Our capital requirements to implement our business strategy during Phase II will be significant. We anticipate requiring additional funds during Phase II of our planned activities, in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms will have a material adverse effect on our business, operating results, and financial condition and may cause us to cease our business.

3. We have not sold any of our tutorials CD'S to date and we do not currently have any members to our online learning infrastructure.  We cannot guarantee we will ever have any clients or members. Even if we obtain clients, and/ or members, there is no assurance that we will make a profit.

We do not currently have any clients or members and even if we obtain clients and members, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

4.  Our promotional and marketing efforts may not result in generation of any revenue which may cause our business to fail and for you to lose your investment.

If our promotional and marketing efforts do not attract customers, then we will not generate any revenue. We intend to target customers that are interested in a computer and graphics education.     If we do not attract customers through our promotional and marketing efforts, then it is likely that our business will fail and cause you to lose your investment.

5.  We will require additional financing which may require the issuance of additional shares which would dilute the ownership held by our shareholders.

We will need to raise funds through either debt or the sale of our shares in order to achieve our business goals. Although there are no present plans, agreements, commitments or undertakings with respect to the sale of additional shares or securities convertible into any such shares by us, any shares issued would further dilute the percentage ownership held by the stockholders.  Furthermore, if we raise funds in equity transactions through the issuance of convertible securities which are convertible at the time of conversion at a discount to the prevailing market price, substantial dilution is likely to occur resulting in a material decline in the price of your shares.

6.  Our success depends upon our ability to attract and hire key personnel. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has no experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

7. Martin Schwartz, our sole officer and director will only be devoting limited time to our operations, consequently, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

Our CEO, Martin Schwartz, is our sole officer and director, and will only be devoting approximately 20 hours per week to our operations.  As a result, our operations may be sporadic and occur at times which are convenient to our CEO.  This may cause our operations to be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

8. We are dependent on Martin Schwartz, our CEO and sole officer and director for executing our business plan and ongoing operations.   If our CEO resigns,   our operations will be suspended or cease. If that should occur, you could lose your investment.

Our CEO, Martin Schwartz is our sole officer and director.  If he resigned for any reason, our business would likely cease operations and you would lose your entire investment.

9. Martin Schwartz is our sole officer and director and is responsible for our managerial and organizational structure.  In the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director who is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, our officer will be responsible for the administration of the controls.  His lack of experience in this area may result in her being incapable of creating and implementing the proper controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

10.  We do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

11.   We expect to face intense competition from well established providers of computer tutorials who have been operations for many years, have far greater brand  recognition,  longer  operating  histories,  larger  customer  bases  and significantly greater resources  than  we. This may result in our inability to compete   successfully against our competitors, which may cause us to go out of business.  Additionally as a result of the Company's non-exclusive licensing agreement with the licensor of the computer tutorials, the Licensor has a right to grant non-exclusive licensing agreements to other parties which may be providing the same software as a competitor to our Company.  This may result in reduced sales by our Company.

The Company's educational videotape offerings compete with a variety of programs, including the Video Professor and a variety of other computer tutorials. Other companies sell integrated learning systems in which a wide variety of curricula, including areas covered by the Company's products, are taught through networked computer stations. Almost all of these competitors have greater financial resources, greater public and industry recognition and broader marketing capabilities than the Company. The market is characterized by numerous small companies, with whose products the Company may be unfamiliar, and which may be competitive with the Company's products.   Additionally as a result of the Company's non-exclusive licensing agreement with the licensor of the computer tutorials, the Licensor has a right to grant non-exclusive licensing agreements to other parties which may be providing the same software, as a competitor to our Company.  Consequently, this may result in reduced sales by our Company.

 12.  If we are unable to establish a large user base we will have difficulty   attracting advertisers to our web site, which will hinder our ability to generate advertising and link exchange revenues, which may affect our ability to expand our business operations and our user base.

A part of our business plan and marketing strategy requires us to establish a large user base. We currently do not have any members. We will only be able to attract advertisers to our web site and possibly begin to generate advertising revenues if we can obtain a large enough user base. The number of users necessary to attract advertisers will be determined though discussions with the potential advertisers and their input as to whether we can obtain revenues from advertisements based upon the total members at that time. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

13.  Our market is characterized by rapid technological change, and if we fail to upgrade or develop and market new tutorials rapidly, we may not become profitable in the future.

Computer and graphic programs are characterized by rapid technological change that could render our existing CD'S obsolete. We may need to engage in future licensing agreements for upgrades and new computer tutorials.  There is no assurance that we will successfully negotiate licensing agreements effectively or adapt to customer requirements or needs. If our management is unable, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

Risks Related To Our Industry.

14. Potential regulation of internet service providers could subject us to unforeseen restrictions on our projected use of our website which could increase our operating costs.

We plan for our website www.computertutorialcds.com to operate as our virtual business card and portfolio for our company as well as our online "home" for our products and services.  The FCC has to date treated Internet service providers as enhanced service providers. Enhanced service providers are currently exempt from federal and state regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service funds. The FCC is currently examining the status of Internet service providers and the services they provide. If the FCC were to determine those Internet service providers, or the services they provide, are subject to FCC regulation, including the payment of access charges and contribution to the universal service funds, it could affect  our business because those additional charges could be passed to us and could significantly increase our operating costs.   If we do not generate sales sufficient to cover our expenses and generate a profit, you may lose your investment.

15.  Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients which may result in our going out of business and for you to lose your investment.

 We may be required to collect and store sensitive data in connection with our services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions and/or privacy laws, which would devastate our business, and may result in the loss of your investment.

16.  Our operating results could be impaired if we become subject to burdensome regulations, legal uncertainties, and/or fees concerning operation of our website which may increase our expenses and cause us to go out of business.

Since 1998, the system for the internet has been run by a US (non governmental organization) known as ICANN - the Internet Corporation for Assigned Names and Numbers. It is an independent body, but is under contract to the US Department of Commerce.  Other countries have become increasingly uncomfortable with the arrangement, countries including China and Iran wanted so-called “internet governance” transferred to an international body linked to the UN while the   EU wanted some kind of intergovernmental “cooperative body”.   An agreement was reached November 2005 wherein the US will keep its oversight of the technology that underpins the internet. But a new international “internet governance forum” will be set up to discuss issues of concern.  Although currently this new forum is not envisioned to have any decision-making powers,” there is no assurance that this forum and the international community will not at some point impose burdensome regulations or fees to companies conducting commerce over the internet.  Should that occur, it would adversely affect our business and may impede our ability to implement our platform and to facilitate transactions over the internet.   Consequently, it could result in our business failing, and you losing your entire investment.

Risks associated with this offering:

17.  Our Officer and Director Martin Schwartz's control of 92.9% of the outstanding shares may prevent you from causing a change in the course of our operations and may affect the price of our common stock.

Martin Schwartz beneficially owns approximately 92.9% of our common stock. Accordingly, for as long as Mr. Schwartz continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited.  This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

18.  Sales of a  substantial  number of shares of our  common  stock  into the public market by the selling  stockholders may result in significant  downward pressure on  the  price  of  our  common  stock  and  could  affect  the  ability  of our stockholders to realize the current trading price of our common stock which may cause you to lose some or all of your investment.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock.  We have 12,919,167 shares of common stock issued and outstanding as of the date of this prospectus.   When this Registration Statement is declared effective, the Selling Stockholders will be able to resell up to 919,267 of our Common Stock.   As a result, a substantial number of our shares of Common Stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our Common Stock. As a result of any such decreases in price of our Common Stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our Common Stock as the Selling Shareholders sell their shares of our Common Stock could encourage short sales by the Selling Shareholders or others.  Any such short sales could place further downward pressure on the price of our Common Stock.

In addition, as of  the date of this prospectus   there are 12,000,000 outstanding  shares of our Common Stock that are  restricted  securities  as that  term is  defined  in Rule  144  under  the Securities  Act of 1933, as amended (the "Securities Act"). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions.   The sale of these shares may further depress the price of our shares.

19.  We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have difficulty raising additional funds which could affect our ability to expand out business operations.

20.  If a market for the company's common stock does not develop investors may be unable to sell their shares and you may lose your investment.

There is currently no market for the Company's Common Stock and there may never be a public market. If no market ever develops for the Company's shares, it will be difficult for new investors to sell their shares.  In addition, there may be no share volume to allow new investors to sell their shares at any market price.  Without a public market or a public market that does not allow new investors to  realize  their investment or to sell their shares,  new  investors  should  consider  whether or not they wish to invest in shares  which  they  may  not  be  able  sell  in  a  public  market.

 21.  If the company fails to attract or maintain the services of a market maker it will limit the liquidity of the shares purchased by new investors and you may be unable to sell your shares and therefore you may lose your investment.

If  the  Company  is  unable  to  secure and maintain  at least one National Association of Securities  Dealers, Inc. member broker/dealer as market maker, the liquidity of the  Common Stock could be impaired, not only in the number of shares of Common Stock  which  could  be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock  than might otherwise  prevail.  Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the Company's Common Stock on any secondary market.  A  new  investor  should  consider  whether or not he or she wishes  to invest in a company which may never have a proven track record in the public market and may not have the   services  of  any  market  maker causing the shares to be illiquid.

22.  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

23.  The limited market for our shares will make our price more volatile.   As well, our stock is held by a small number of investors thus reducing the liquidity of our stock and the likelihood that any active trading market will develop. As a result you may lose part or all of your investment.

There is currently no market for our Common Stock.  Even if we are successful in our stock trading on the OTC Bulletin Board, the market for our common stock is likely to be very limited and we cannot assure you that a larger market will ever be developed or maintained.

Currently, our Common Stock is not listed on any established trading system. The fact that most of our Common Stock is held by a small number of investors further reduces the liquidity of our Common Stock and the likelihood that any active trading market will develop. The market for our Common Stock is likely to be volatile and many factors may affect the market. These include, for example: Our success, or lack of success, in marketing our services and developing our customer base; Competition; and our ability to raise sufficient capital for business expansion.

Additionally the stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our Common Stock in any market that develops.

24.  We are currently deemed a shell company with nominal assets and operations and if we can not survive in this business we may need cease operations or pursue other business opportunities.

In accordance with Rule 405 of the Securities Act of 1933 we are currently deemed a shell company based upon our nominal assets and operations. Based upon same, our success must be considered in light of the difficulties and expenses we will face in marketing our website, obtaining new clients and obtaining financing to meet the needs of our plan of operations. In the event that we can not successfully implement our business plan we may have to cease our operations or change our business model which may cause you to lose all or part of your investment.

Use of Proceeds

The shares of Common Stock offered hereby are being registered for the account of the Selling Shareholders named in this prospectus.  As a result, all proceeds from the sales of the Common Stock will go to the Selling Shareholders and we will not receive any proceeds from the resale of the Common Stock by the selling stockholders.  We will incur all costs associated with this prospectus and related Registration Statement.

Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement, Inc. which commenced in February 2008 and terminated March 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) if and when we are declared effective by the Securities & Exchange Commission. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Capitalization

IVT Software Inc.  has 200,000,000 shares of Common Stock, $0.0001 par value, authorized of which 12,919,167  common shares are issued and outstanding.

IVT Software, Inc. has 10,000,000 $0.0001 preferred shares authorized and none issued to date.

Selling Security Holders

The Selling Shareholders may offer and sell, from time to time, any or all of the Common Stock registered pursuant to this Registration Statement. Because the Selling Shareholders may choose to offer all or only some portion of the 919,167 shares of common stock to be registered  no estimate can be given as to the amount or percentage of these shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.   In the table below, we are assuming that all shares offered will be sold.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of June 5, 2008 and the number of shares of Common Stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the Selling Shareholder.

Selling Shareholders:

	Shares of common Stock owned prior to offering	Shares of common Stock owned After offering (1)(2)	Percentage of common Stock owned After offering (1) (2)

Bavly Research Institute (4) 1357 51 St. Brooklyn, NY 11218	166,667	0	0.00%
Mifal Tzeduka V'Chesed (5) 5418 16th Ave. Brooklyn, NY 11204	166,667	0	0.00%
National Theological Center (6) 4706 14th Ave. Brooklyn, NY	93,333	0	0.00%
David Berger 2018 52nd St. Brooklyn, NY 11204	33,333	-0-	0.00%
Moses Berger 115 Lorimer St. Brooklyn, NY 11206	33,334	-0-	0.00%
Naftali Zins 163 Skillman St. Brooklyn, NY 11205	33,333	-0-	0.00%
Frieda Steiner 166 Lee Ave. Unit 6 Brooklyn, NY 11211	33,334	-0-	0.00%
Congregation Mesivtah (7) Beth Alexander 1215 E 7th St. Brooklyn, NY 11230	20,000	-0-	0.00%
Congregation Em Lebina (8) 1215 E 7th St. Brooklyn, NY 11230	20,000	-0-	0.00%
Samuel Reinhold 5100 15th Ave. Apt. 4E Brooklyn, NY 11219	16,666	-0-	0.00%
Hindy Gleiberman 317 Avenue F Brooklyn, NY 11218	16,667	-0-	0.00%
Hadassah Ilowitz 593 Dahill Rd. Brooklyn, NY 11218	16,666	-0-	0.00%
Esther Ackerman 4910 17th Ave. Apt 2A Brooklyn, NY 11204	16,667	-0-	0.00%
Joel Gottesman 30 Parkville Ave. Brooklyn, NY 11230	16,667	-0-	0.00%
Aaron Weiss 1357 49th St. Brooklyn, NY 11219	16,666	-0-	0.00%
Chaim Leonard Werzberger 4 Pershburg Blvd. No. 204 Monroe NY 109950	16,667	-0-	0.00%
Jerry Sinay 142 Middleton St. Brooklyn, NY 11206	16,667	-0-	0.00%
Samuel Friedman 730 E. 3rd St. Brooklyn, NY 11218	16,666	-0-	0.00%
Milka Fixler 4507 15th Ave. Brooklyn, NY 11219	16,667	-0-	0.00%
Meshulum Z. Bron 9 Laura Place Spring Valley, NY 10977	16,666	-0-	0.00%
Henry Reinhold 1354 East 13th Ave. Brooklyn, NY 11230	16,667	-0-	0.00%
Samuel Gottesman 184A Maple Ave. Spring Valley, NY 10977	16,666	-0-	0.00%
Chanie Edelstein 1637 East 21St Street Brooklyn, NY 11230	16,667	-0-	0.00%
Joel Sinay 149 Division Ave. Brooklyn, NY 11211	16,667	-0-	0.00%
Samuel Beilus 478 Penn St. Brooklyn, NY 11211	16,667	-0-	0.00%
Jacob Reinhold 1 Ford Ave. Lakewood, NJ 08701	16,666	-0-	0.00%
Elozar Klein 1357 51 Street Brooklyn, NY 11219	8,333	-0-	0.00%
Joseph Horowitz 1350 47th St. Brooklyn, NY 11219	4,167	-0-	0.00%
Chaim E. Rabinovich 1358 49th St. Brooklyn, NY 11219	4,167	-0-	0.00%
Fishel Rabinovich 1372 47th St. Brooklyn, NY 11219	4,167	-0-	0.00%
Simon Rubinfeld 5418 16th Ave Brooklyn, NY 11219	. 4,167	-0-	0.00%
Shlomo Kovo 122 Brightwater Court Brooklyn, NY 11235	4,167	-0-	0.00%
Henry Schwartz 1029 Dahill Rd. Brooklyn NY 11219	3,333	-0-	0.00%
Milton Schwartz 1765 59th St Brooklyn, NY 11204	3,333	-0-	0.00%

1)	Based on 12,919,167 Shares Outstanding
2)	Assumes the sale of all shares registered by each selling shareholder.
4)	Elozar Klein has sole voting and dispositive control over the shares issued to Bavly Research Institute
5)	Yehosua Gelb has sole voting and dispositive control over the shares issued to Mifal Tzeduka Vechesed
6)	Elozar Klein has sole voting and dispositive control over the shares issued to National Theological Center
7)	Rabbi Benjamin Schik has sole voting and dispositive control over the shares issued to Congregation Mesifta Beth Alexander
8)	Rabbi Benjamin Schik has sole voting and dispositive control over the shares issued to Congregation Em Lebina

We will require the Selling Shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Plan of Distribution

The plan of distribution for the shares being offered for sale by the Selling Shareholders provides that shareholders may sell their shares of Common Stock either directly or through a broker-dealer.

Broker-dealers may charge commissions to both Selling Shareholders selling Common Stock and purchasers buying shares sold by a Selling Shareholder. Neither we nor the Selling Shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the Selling Shareholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required by laws, and regulations we will file a prospectus supplement during the time the Selling Shareholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by Selling Shareholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits Selling Shareholders from offering to purchase and purchasing our Common Stock at certain periods of time surrounding their sales of shares of our Common Stock under this prospectus.

Some states may require that registration, exemption from registration or notification requirements be met before Selling Shareholders may sell their Common Stock. Some states may also require Selling Shareholders to sell their Common Stock only through broker-dealers.

The Selling Shareholders will receive all of the proceeds from the sale of up to 919,167 of their shares, less any commissions or discounts paid to brokers or other agents. We will not receive   any of the proceeds from the sale of these shares. We have agreed to include the shares of the Selling Shareholders in the Registration Statement.   We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares on behalf of the Selling Shareholders.  We estimate that we will incur legal and accounting fees and other expenses related to this offering of approximately $10,000 in conjunction with the preparation and filing of this Registration Statement.

The Selling Shareholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the Selling Shareholders will sell any or all of the shares offered by them.

Legal Proceedings

Neither us, nor any of our officers or directors is a part’ to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

 Legal Matters

The validity of the common stock offered by this prospectus has been passed upon by the law office of Brian Reiss, ESQ.

Directors Officers and Promoters:

The following table sets forth, as of  April 30, 2008  the names and ages of all of our directors and executive officers; and all positions and offices held. The director will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position	Date of Employment

Martin Schwartz	55	President, Chief Executive Officer, Treasurer, Chairman of the Board	March 15, 2006

The board of directors has no standing committees.

Family Relationships

No family relationship has ever existed between any director, executive officer of the company, and any person contemplated to become such.

Business Experience

The following summarizes the occupation and business experience during the past five years for our sole officer and director, Martin Schwartz.

Martin Schwartz is the founder of IVT Software, Inc. and has been employed at IVT Software, Inc. as President, Treasurer, and Chairman of the Board of Directors since March 16, 2006.  From October 1, 1999 until December 15, 2007 Mr. Schwartz was a stock broker at Grand Capital Corp.    Mr. Schwartz received his Certificate in Business Administration in May 2006 from Stratford Career Institute Washington DC in 2003.

Employment Agreements/ Terms of Office

None of the members of the Board of Directors or members of the management team presently has employment agreements with us.

 Executive Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Equity Compensation Plan:

The Company has not issued any Employee Benefit Plan or Dividend Reinvestment Plan, thus none are being offered pursuant to an employee benefit plan or a dividend reinvestment plan, or any equity compensation plans.

Martin Schwartz is entitled to an annual base salary of $20,000 plus the annual sum of $4,000 for rent for providing the use of his
Office to the Company.  This amounts to an aggregate sum of $24,000 for the fiscal year ended April 30, 2008.     The following Summary Compensation Table sets forth the compensation for our executive officer for the past two years ended April 30, 2008.

Name & Principal Position	Year	Salary	Bonus	Restricted Stock Awards	Options	Payouts

Martin Schwartz	4-30-2008	$20,000*	-0-	-0-	-0-	-0-
Martin Schwartz	4-30-2007	5,000	-0-	-0-	-0-	-0-

*The sum of $25,000 represents officer's compensation and rent expenses incurred, but not paid out.  These sums were credited to Additional Paid in Capital as contributed capital by the Officer.  (See Financial Statements Note 6 and Note 8.)

None of the principals have outstanding options or warrants or other securities convertible into the Common Stock of the Company.

During the past five (5) years, no present or former director,  executive  officer  or  person  nominated  to become a director or an executive  officer  of  the  Company has:

(1)  filed  a petition under the Federal bankruptcy laws or any state insolvency   law,  nor  had a receiver, fiscal agent or similar officer appointed by the court  for  the  business or property of such person, or any partnership in which  he  was  a general partner at or within two (2) years before the time of such filings, or any corporation or business association of which he was an executive  officer  at  or within ten (10) years before the time of such filing;

(2)  was convicted  in  a  criminal  proceeding  or  named subject of  pending criminal proceeding (excluding traffic violations and other minor  offenses);

(3)   was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities  was subject of any order,  judgment  or  decree,  not subsequently  reversed,  suspended or  vacated, of any court of competent jurisdiction, permanently  or  temporarily  enjoining him from or otherwise limiting, the  following  activities:

     (i)  acting as a futures commission merchant, introducing broker, commodity  trading advisor, commodity  pool operator,  floor  broker, leverage transaction  merchant,  any  other  person  regulated by the Commodity Futures  Trading  Commission  or  an associated  person of any of the foregoing,  or as an investment advisor, underwriter, broker or dealer in  securities, or as an affiliate person, director or employee of any investment company, or engaging  in  or  continuing  any conduct or  practice  in  connection  with  such  activity;

     (ii)  Engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State Securities laws or Federal commodities laws;

(4)  was  the  subject  of  any  order,  judgment,  or  decree, not subsequently reversed, suspended, or vacated, of any Federal or State authority barring,  suspending  or  otherwise  limiting for more than sixty (60) days the right of such person to engage in any  activity described above under this subsection  (3)(i)  above,  or  to  be  associated  with  persons  engaged  in any such activities;

(5)  was  found by a court of competent jurisdiction in a civil action or by the Commission  to  have  violated any Federal or State securities law, and the  judgment  in  such  civil  action or finding by the Commission has not been subsequently reversed   suspended  or  vacated.

(6)  was  found by a court of competent jurisdiction in a civil action or by the Commodity  Futures  Trading  Commission  to  have  violated  any  Federal commodities  law,  and  the judgment in such civil action or finding by the Commodity Futures   Trading  Commission has not been subsequently reversed, suspended  or  vacated.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of April 30, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Martin Schwartz	12,000,000	92.8%

Common Stock	All executive officers and directors as a group	12,000,000	92.8%

The percent of class is based on 12,919,167  shares of common stock issued and outstanding as of April 30, 2008.    Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of another person or entity shown in the table.

 Certain Relationships and Related Transactions

None of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

A.                   Any of our directors or officers
B.                   Any proposed nominee for election as our director;
C.                   Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
D.                   Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

Disclosure of Sec Position of Indemnification for Securities Act Liabilities

Our corporate Bylaws provide that directors and officers shall be indemnified by us  to  the  fullest  extent  authorized  by the Nevada General Corporation Law, against  all  expenses  and  liabilities  reasonably incurred in connection with services  for  us  or  on  our  behalf.  The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

Insofar  as  indemnification  for  liabilities  arising under the Securities Act might  be  permitted  to  directors, officers or persons controlling our Company under  the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy  as  expressed  in  the  Securities  Act  and is therefore unenforceable.

Organization in the Last five Years.

The Company was incorporated on March 15, 2006 as IVT Software, Inc., by Certificate of Incorporation issued pursuant to laws of the State of Nevada.

Description of Business:

Business Overview

We are a development stage Company organized for the purpose of  providing computer software education at the comfort of one's own home, with the convenience of a self-guided pace. Our products include an assortment of tutorials on software written by Microsoft, Adobe, Macromedia, as well as a variety of illustrative, graphic design and web design popular in the graphics market. The tutorial lessons are played as movies and operate on Quick Time player.

Our software is manufactured with these programs conveniently installed, so that the CD'S are entirely self-sufficient. With all necessary components contained on each disc, the user will effortlessly launch the lessons and quickly begin to learn.  Each tutorial begins the user with an introduction lesson, which is then followed by a complete index of program tools. Appropriately categorized for easy recognition, the index is arranged as a list of icons so that tools can be learned at the user's own pace. When an icon is clicked, that specific lesson will play. Any feature of a particular program that may be learned in a classroom, or any tool explained in a manual will be taught from the lessons on the disc.

The Company is in the process of developing  a website at is domain location www.computertutorialcds.com  to enable on line purchasing of the computer tutorials.  The Company also plans to develop a course infrastructure which will  enable a user to log on to its website and  access the tutorials on line for a membership fee, and learn the tutorials at their own pace using our learning application infrastructure once it is  developed   at our domain location.

The Licensing Agreement:

On March 16, 2006 the Company entered into a non-exclusive licensing agreement with Mario Rizzo, the owner of the intellectual properties which include a series of computer tutorials.  The Company paid a one time fee of $1,500.   The duration of this license is self renewing and will never expire.  The agreement allows the Company to reproduce and sell unlimited copies of the CD'S without any further payments to the licensor.  Company is not obligated to pay any royalties on the proceeds we generate from the sale of the CD's.    The computer tutorial series consists of the following computer titles.

Windows XP
Excel XP
Flash MX
Visual Basic 6.0
Access XP
PowerPoint XP
PhotoShop 7.0
Ebay Training Tutorial
Word XP
Dream Weaver MX
PhotoShop CS

The complete Licensing Agreement is filed as Exhibit 10.1 of this Registration Statement.

Products And Services:

The Company's products and services consist of computer tutorial CD'S which we plan to make available in the following formats:

•	Our computer tutorials will be available to be purchased on our website located at our domain location at www.computertutorialcds.com via payment using credit cards or Paypal.

•
Purchasing a membership to our learning infrastructure which will be available on the Company's domain location enabling a user to log on to the Company's website and take online courses of the Company's tutorials.

Our tutorials are instructed by industry professionals and demonstrated in specific detail. Manufactured to operate with simplicity and ease, they will run themselves from any CD-ROM drive. Subsequently an index of icons will appear. With the simple clicking of an appropriately titled icon, a lesson will play during which the viewer can learn the various tools of an interface. The lessons are thorough, the learning is fun, and in a matter of minutes anyone can begin learning the tutorials.

The Company's tutorials consist of the following titles which includes a brief description of the course.

Word  XP

The word processing course involves Microsoft Word, one of the elements of the powerful Microsoft Office package. You will learn to create standard business letters. Then we pop the program up to the next level where you learn to customize those letters to be a work of art. There are built-in tools to help. The cute little paper-clip guide called the Office Assistant can with its pop up information bubbles can guide you to make good letters, great! You are given a choice of using existing templates or customize your own. Last your are show the way to mass mailing freedom by using mail merge to send the same letter to many individuals with each one addressed to a different person with no extra typing on your part.   This is a 4 hours course.  You will learn virtually everything you need to know about Word XP.

Access XP

Whether an advanced or first time database user, Access XP delivers powerful tools for managing and analyzing data. Learn efficient database design, how to create effective tables and the secrets of querying. Know the logistics of data types and Auto-number fields. Also, see how to create and edit reports, charts and easy-to-use Switchboard forms. Learn at your own pace

• Build exactly the skills you need

• Master the tools for building a database that makes information easier to find and use

• Link to data from other Microsoft Office applications, HTML and XML files, and other databases

• Use forms, filters, queries, and reports to capture and analyze data

• Learn ways to prevent data corruption and unauthorized access

• Share your data with colleagues and customers through interactive Web pages

• Prepare for the Microsoft Office User Specialist (MOS) exam

This is a 6 hours course. You will learn virtually everything you need to know about Access XP

Excel XP

Excel, the electronic spreadsheet is one of the most complicated and difficult to navigate programs without a guide. Enter this tutorial to the rescue. Let's say you want to set up a spreadsheet to manage your business or home finances. You diligently enter each category of numbers and you can program the column to give you a total at the bottom all without a calculator. There are other formulas available to multiply and other complicated math equations at the touch of a button. This is a very flexible program with the ability to move or shift columns and rows to make custom spreadsheets and invoices for business. After watching this amazing CD you will also know how to add 3D Effects and Charts to make any financial presentation very compelling.

This is a 4 hours course. You will learn virtually everything you need to know about Excel XP.

PowerPoint XP

This is one of the programs also bundled in Microsoft Office and the least understood. It is an aid to build powerful slide presentations for business meetings and employee training seminars. Our tutorial will teach you how to create a custom background and then apply animation over that to make your point in an interesting and engaging way. Then you can jazz up the show with photos and Excel Spreadsheet charts or sound recordings to make the entire presentation snap. Last you will learn how to run the slide show or burn a copy so you can give out promotion CD'S to important clients to take with them and view over and over. The whole package makes your company and the each presentation look and feel powerful.

This is a 4 hours course. You will learn virtually everything you need to know about PowerPoint XP. Flash MX

Macromedia's Flash MX is a wonderful tool for the creation of incredible web sites. This tutorial is aimed at designers, those who create graphical Flash content, such as animations, interactive web navigation controls, interactive web sites, games and movies. Your instructor starts off slowly by introducing you to the interface, setup, and the basics of Flash you need to know to get started. You learn the difference between vector and bitmap graphics. He guides you through the many tools available. From there, he takes you through panels, timelines and creating artwork. You will also learn to import sound, control movie clips, and activate buttons and much, much, more. There are 125 step-by-step narrated movies in this through tutorial.

This is a 6 hours course. You will learn virtually everything you need to know about Flash MX..

Dreamweaver MX

Use this powerful program to create a dynamic Website for your customers or yourself. Learn to integrate your workspace with Flash and how to write code faster than ever before. There are tools in the Dreamweaver MX program including Site Set-Up Wizard and Pre-Built layouts, how to construct HTML forms to make a website that can be customized to suit any business. Add text and graphics to customize a template site, work with frames and framesets a well as cascading style sheets to make your work look very impressive. You will be able to use Tables and the Layout View to maintain your website. The more you learn the hotter your sites will look. Drive web traffic to any business or service and fun learning too.

• Build professional Web sites and Internet applications

• Integrated workspace shared with Flash MX and Fireworks MX

• Write code faster than ever before

• Site setup wizard helps configure site information instantly

• Get started quickly with pre-built layouts and code.

This is a 6 hours course. You will learn virtually everything you need to know about creating professional websites.

Photoshop 7.0

Photoshop is the leading digital image editing application for the Internet, print, and other new media disciplines. It has become a “killer app”, embraced by a wide spectrum of developers.
Traditionally, Photoshop has been and continues to be a print industry standard. There is a very strong chance that almost every photographic image you've seen in print (posters, books, magazines, flyers, etc.) has been prepared in Photoshop. The powerful features that make Photoshop the standard for print images are also just as useful for Internet and display-based images (video and computer presentations for example). Photoshop has evolved, expanding its print capabilities and adding Internet specific features essential to current and future web developers.

Photoshop CS

Upgrade today to Adobe® Photoshop® CS with Adobe ImageReady® CS software, and be more productive than ever before. Innovative features help you design faster, improve image quality, and manage your files with timesaving efficiency every professional needs.

Visual Basic 6.0

One of  Microsoft's  award-winning development tool, more than 50 percent of all professional developers are using the Visual Basic language. Visual Basic 6.0 is the most productive tool for creating high-performance enterprise and Web-based applications. Integrated Visual Database Tools and a RAD environment.

This is a 6 hours course. You will learn virtually everything you need to know about Visual Basic 6.0 Ebay Training Tutorial

Buying and Selling Online and much more..

Distribution of Products and Services:

Our marketing strategy revolves around promotion of our website and the continual attraction of users.  We plan to employ a variety of methods to promote our brand to include strategic purchases of online advertising and website optimization on a test basis.

We also plan to target graphic schools, summer vocational programs, community centers, and large scale purchasers of educational tutorials through a wholesale program that we plan to implement offering quantity discounts for multiple purchases of our tutorials.    We plan to prepare leaflets of our tutorials for mass mailing and distribution to select targets.

Technology & Operations

Our IVT Software, Inc. website and online learning  platform is being developed with a combination of proprietary technologies and commercially available licensed technologies and solutions to support our operations, along with our internally developed Website.

We intend to continue to enhance the capabilities of our Website to improve our understanding of customer needs and to incorporate useful information as it is uncovered and revealed to us.

We are building a robust and scalable user interface and processing system that is based on internally-developed proprietary software, using publicly available software in tandem with our own solutions.

Competition

The Company believes that its software is extremely intuitive and can be learned by any user quickly.    The Company plans to sell its products at very competitive prices as a means to attract consumers.  Since our licensing agreement allows us to reproduce and sell unlimited copies of the CD'S without any further payments to the licensor,  we have the flexibility of pricing our CD'S very competitively.

Notwithstanding, the Company's educational videotape offerings compete with a variety of programs, including the Video Professor and a variety of other computer tutorials. Other companies sell integrated learning systems in which a wide variety of curricula, including areas covered by the Company's products, are taught through networked computer stations. Almost all of these competitors have greater financial resources, greater public and industry recognition and broader marketing capabilities than the Company. The market is characterized by numerous small companies, with whose products the Company may be unfamiliar, and which may be competitive with the Company's products.   Additionally as a result of the Company's non-exclusive licensing agreement with the licensor of the computer tutorials, the Licensor has a right to grant non-exclusive licensing agreements to other parties which may be providing the same software as a competitor to our Company.   We are hopeful that aggressive marketing of our products along with our competitive pricing model will enable us to become a viable business.

Intellectual Property

On March 16, 2006 the Company entered into a non-exclusive licensing agreement with Mario Rizzo, the owner of the intellectual properties which include a series of computer tutorials.  The Company paid a one time fee of $1,500.   The duration of this license is self renewing and will never expire.  The agreement allows the Company to reproduce and sell unlimited copies of the CD'S without any further payments to the licensor.  Company is not obligated to pay any royalties on the proceeds we generate from the sale of the CD's.    The computer tutorial series consists of the following computer tutorials.

Windows XP
Excel XP
Flash MX
Visual Basic 6.0
Access XP
PowerPoint XP
PhotoShop 7.0
Ebay Training Tutorial
Word XP
Dream Weaver MX
PhotoShop CS

We have reserved the domain names www.computertutorialcds.com.

We regard our domain name and similar intellectual property (IP) as critical to our success. We rely on a combination of laws and contractual restrictions with our employees, customers, suppliers, affiliates, partners and others to establish and protect our proprietary rights. Despite these precautions, it may be possible for others to copy or otherwise obtain our IP without authorization. In addition, we cannot assure you that others will not independently develop substantially similar IP. Effective trademark protection may not be available or may not be sought by use in every country in which our offerings are made available, including the U.S.

From time to time, we may be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of the trademarks and other IP rights of third parties by our Company. In addition, litigation may be necessary in the future to enforce our IP rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation, regardless of the outcome or the merit, could result in substantial costs and diversion of management and technical resources, any of which may materially harm our business.

6.  Dependence on one or a few customers.

The Company has not generated any revenues to date.

The Company's objective is to have a diversified clientele both retail and wholesale.    We will need to raise substantial funds to enable us to aggressively market our product through public relations firms and effective advertising.  There is no assurance we will be successful in raising additional funds.  Because we are a new business, it is likely that at some point we may depend on one or a few customers for all of our business.

8.  The need for government approval of principal products or services.

  We are not aware of any requirement of government approvals for maintaining our website, and providing the services to our clients.

Employees:

The business of IVT Software, Inc. will be managed by our officer and director.  We do not anticipate hiring any employees in the next twelve months.  However, when our Registration Statement is deemed Effective, we do plan to raise additional funds to expand our business.  If we are successful in raising funds, we plan to hire key employees in product development, marketing, and for initiating strategic alliances.     Our future success will depend in large part upon our ability to attract and retain highly qualified employees with superb marketing skills.  Competition for such personnel is intense, and there can be no assurance that we will be able to retain our senior management or other key employees or that we will be able to attract and retain additional qualified personnel in the future.  To date Martin Schwartz is providing all of the administrative and leadership functions.   We have not entered into an employment agreement with Mr. Schwartz and we do not anticipate doing so in the foreseeable future.

Description of Properties

The address of our administrative office is:

196 North Crest Place
Lakewood, NJ 08701

Our CEO has agreed to provide his home office for administrative use by the Company free of charge.   The office is equipped with standard office equipment including computers, scanners, copiers, and fax machine, telephones.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

Since our inception on March 15, 2006 our activities have been devoted primarily to developing a business plan, acquiring a licensing agreement for our computer tutorials, developing and designing our website, preparing to bring the website online and raising seed capital for initiating our website and costs involved with this offering.  We are currently in the process of developing our website which is located at www.computertutorialcds.com  our domain location. Our website will operate as our virtual business card and portfolio for our company as well as our online "home." It will enable on line purchasing of the computer tutorials.  The Company also plans to develop a course infrastructure which will enable a user to log on to our website and access the tutorials on line for a membership fee, and learn the tutorials at their own pace using our learning application infrastructure.

As of April 30, 2008 we have not generated any revenues.   We will need to raise substantial funds   in order to launch a broad marketing campaign to attract clients for our services in order to become a viable business.

On March 16, 2006 we entered into a non-exclusive licensing agreement with Mario Rizzo, the owner of the intellectual properties which include a series of computer tutorials.  The Company paid a one time fee of $1,500.   The duration of this license is self renewing and will never expire.  The agreement allows the Company to reproduce and sell unlimited copies of the CD'S without any further payments to the licensor.  Company is not obligated to pay any royalties on the proceeds we generate from the sale of the CD's.

On-going increases to development stage expenses are anticipated. As of April 30, 2008, we have $23,731 in cash available to us which we believe will be sufficient to execute Phase #1 of our operations.  (See budget for the next 12 month under Liquidity and Capital Resources below).

Plan of Operation

We plan two phases of operations.  Phase 1 involves the activities related the  implementation of our website for the purpose of selling the tutorial CD'S and also for the development of our online learning infrastructure which will enable a user to pay a membership fee and access our study guides on line.    Phase II centers around expanding our services through aggressive marketing, which will require that we raise additional funds to recruit key personnel and for new product development and for conducting an aggressive marketing campaign to attract clients who will purchase our CD'S and or memberships to our learning infrastructure.  Phase II also involves acquiring additional licensing agreements for tutorials covering a larger segment of the tutorial market place, and also the in house development of educational videos and CD'S for the autism and special education market place

Phase #1 of our Operations:

During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations for Phase I which is based on our currently available budget, prior to raising additional funds.

•	Implementing Phase I of our Website www.computertutorialcds.com for online purchasing of our tutorials.
•	Implementing Phase 2 of our Website www.computertutorialcds.com for membership to course studies program

•	Planning our Marketing Strategy

•	Website Optimization
•	We anticipate that we will be ready to launch phase I of our website July 15, 2008. This will enable the sale of our CD'S on our website with payment through papal or credit cards.
•
We anticipate that we will be ready to launch phase II of our website September 15, 2008.  This will enable a user to log on to our  website and  access the tutorials on line for a membership fee, and learn the tutorials at their own pace using our learning application infrastructure at our domain location.

•
Beginning in October 2008, we plan to begin initiating our Affiliate Program which is designed to attract affiliates who will be linking to our website from their respective websites and receive commission on each sale of our tutorials and/ or memberships.

Marketing and Website Optimization

•
Beginning in November 2008, we plan to pursue search engine placement, as part of our marketing and branding program. Our objective is to optimize the website for priority search engine placement, in order to increase the number of links to the site.  We believe we can receive improved search results and search engine saturation, which in turn directs more traffic to our website, from prospective affiliates as well as prospective clients.   We are budgeting $2,000 for website optimization during the next 12 months.

Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations.  If we are unable to market our tutorials effectively, we may have to suspend or cease our efforts.  If we cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Within 30 days of effectiveness of this prospectus we plan to seek a listing for a quotation on the NASD OTC Bulletin Board. At such time we also plan to begin discussions with various funding sources to facilitate our efforts to raise additional funds.

Within 30 days after our stock is listed on the OTC Bulletin Board, we plan to begin to identify funding options to raise additional capital for the company and key geographic markets to target during our first phase of operations. We intend to seek funding options in the form of equity or debt financing. To date, we have had no preliminary discussions with any group regarding such financing. Searching for capital will likely be an ongoing process even if we raise an initial amount of funds.  We plan to utilize any funds raised to our ongoing operations and marketing campaign as well as expansion.

Phase II of our Plan of Operations:

Phase II centers around expanding our services through aggressive marketing, which will require that we raise additional funds to recruit key personnel and for conducting an aggressive marketing campaign to attract clients who will purchase our CD'S and or memberships to our learning infrastructure.  Phase II also involves acquiring additional licensing agreements for tutorials covering a larger segment of the tutorial market place, and also the in house development of educational videos and CD'S for the autism and special education market place     For executing Phase II of our operations, we will need to raise substantial funds in order to launch a broad marketing campaign to attract clients for our products and services in order to become a viable business.    We cannot offer assurances that any additional funds will be raised when we require them or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent our planned development and our marketing effort which is necessary for our business to become viable.  If we do not become a viable business we will be forced to cease operations.

We will seek to raise $500,000 $850,000 to fund our Phase II of our Plan of Operations.

All of the activities discussed below are contingent upon our success in raising the requisite additional capital to execute the second phase of our operations.  If we are unsuccessful in raising additional capital, we will have insufficient funds to continue our business and will likely need to cease operations.

Provided we are successful in raising funds for Phase II, within 30 days following receipt of funds, we plan to hire a Chief Operations Officer as well as a Marketing Officer to assist us with our business operations.  We anticipate the cost of these two key management positions will be approximately $120,000 per annum plus restricted stock and stock options.

For Phase II plan of operations, we plan in -house development of educational videos for the autistic and learning disabled market place.   We plan to hire two computer programmers and an expert in the learning disabled field to coordinate a series of educational videos and CD'S for this specialized market at an annual payroll cost of $225,000.  We plan to market these videos through the Board of Education Special Education programs, community organizations, and through our website.  We plan to budget $25,000 to market these videos and raise awareness in the special education market place.

We plan to budget $35,000 for administrative expenses, $50,000 for public relations and marketing of our tutorials $25,000 to obtain additional licenses for a broad range of tutorials and self help videos.   We plan to expand our titles and our marketing efforts; relative to the amount of funds we are successful in raising.

Results of Operations

For the period from inception on March 15, 2006, through April 30, 2008 we had no revenue. Expenses for the period totaled $41,642 resulting in a loss of $41,642.   Administrative Expenses for the period consisted of $15,592, Officer's Compensation consisted of $25,000,  rent expense  $6,000,  and Depreciation and Amortization $1,050.

	May 1, 2007- April 30, 2008	May 1, 2006 April 30, 2007	From Inception 3-15-2006 to April 30, 2008
General and administrative	12,555	3,037	15,592
Officers' compensation Credited to Additional Paid in Capital	20,000	5,000	25,000
Depreciation & Amortization	600	450	1,050
Total operating expenses	33,155	8,487	41,642

Income (loss) from operations	(33,155)	(8,487)	(41,642)

Capital Resources and Liquidity.

As of April 30, 2008  we had approximately $23,731 in cash. We believe we have sufficient cash to meet our minimum development and operating costs for the next twelve months as indicated by our budget below.

Budget 5-1-2008 4-30-2009	Total

Hosting Servers	$360
Website Development Infrastructure for course studies.	$4,000
SEC Registration Fees	$218
Miscellaneous	$1,000
Website Optimization	$2,000
Edgarization	$1,500
Transfer Agent	$1,700
Legal and Accounting	$10,000
Advertising & Marketing	$2,000
Total	$22,778

Our CEO has agreed to provide his home office for administrative use by the Company free of charge.    Consequently we do not incur rent expenses.

At the current level of revenues and expenses, we anticipate we will have sufficient funds to execute the limited activities of Phase I during the next 12 months. However, we will need to raise substantial funds   in order to launch a broad marketing campaign to attract clients for our product in order to become a viable business.   We cannot offer assurances that any additional funds will be raised when we require them or that we will be able to raise funds on suitable terms. Failure to obtain such financing when needed could delay or prevent our planned development and our marketing effort which is necessary for our business to become viable.

The Company intends to meet its long-term liquidity needs through available cash and cash flow as well as through additional financing from outside sources. Additional issuances of equity or convertible debt securities may result in massive dilution to the current shareholders.  Further, such securities might have rights, preferences or privileges senior to our common stock.

If the Company fails to raise additional funds to execute its expansion plan, it is likely that the Company will not be able to operate as a viable entity and may be forced to go out of business.

Material Commitments

We have an ongoing commitment to pay the costs of registration pursuant to this Registration Statement, and we have available the capital resources to meet administrative, legal  and accounting costs relating to this initiative.

Purchase  of Significant Equipment

The Company does not plan any purchases of significant Equipment in the next 12 months.

Other:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

Off-Balance Sheet Arrangements:

We do not currently have any off-balance sheet arrangements.  We do not anticipate entering into any off-balance sheet arrangements in the future.

Description of Properties:

We presently maintain our principal offices at  196 North Crest Place, Lakewood, NJ 08701  Tel:  732-901-0566 which is the residence of our CEO Martin Schwartz.   To preserve our funds, the CEO has agreed to provide to us his home office  facility  free of charge.

Description of the Securities.

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part.

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share.

We currently have 12,919,167  shares of Common Stock issued and outstanding.  No Preferred shares have been issued to date.

Common Stock:

Voting Rights.  Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company.

Our Certificate of Incorporation and By Laws to not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Preemptive Rights.  The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

Liquidation Rights.  In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Conversion and Redemption.  The shares of the Company’s Common Stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Company’s Common Stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

Dividends:  Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor.

Preferred Shares: The Company authorized 10,000,000 preferred shares par value $0.0001 Cents.  As of this date, no preferred shares have been issued.

The designations and the powers, preferences and rights, and the qualifications or restrictions of the Preferred Shares are as follows:

The shares of Preferred Stock are authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof. Such Preferred Stock may be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof.

Interest of Named Experts and Counsel

No expert or counsel named in this  prospectus  as having  prepared or certified any part of this  prospectus or having given an opinion upon the validity of the securities  being  registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had,  or is to  receive,  in  connection  with the  offering,  a  substantial interest,  directly or  indirectly,  in the  registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Disclosure of Sec Position of Indemnification for Securities Act Liabilities

Our corporate Bylaws provide that directors and officers shall be indemnified by us  to  the  fullest  extent  authorized  by the Nevada General Corporation Law, against  all  expenses  and  liabilities  reasonably incurred in connection with services  for  us  or  on  our  behalf.  The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater  or  different  from  that  provided  in  the  bylaws.

Insofar  as  indemnification  for  liabilities  arising under the Securities Act might  be  permitted  to  directors, officers or persons controlling our Company under  the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy  as  expressed  in  the  Securities  Act  and is therefore unenforceable.

Shares Eligible for Future Sale:

As of the date of this filing, IVT Software, Inc. has 12,919,167 shares of Common Stock outstanding  Out of the 12,919,167  shares of common stock outstanding, 919,167 shares of Common Stock are being registered with this Registration Statement.   The remaining 12,000,000 shares of Common Stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

     (i) One percent of the outstanding shares of Common Stock; or

     (ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

 Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about IVT Software, Inc. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least one year may resell such shares without regard to the requirements described above.  IVT Software, Inc. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See also "Risk Factors".

Current Shareholders: As of the date of this prospectus, the Company has 34 shareholders.

Market for Common Equity and Related Stockholder Matters

There is no public trading market for the securities of the Company.  The Company is neither a reporting issuer in the United States nor a publicly traded company on any stock exchange.  Therefore, there is no trading range in the Company's shares.  Subsequent  to  the  effective  date  of  the  Company's Registration  Statement, the Company will seek to have one or  more broker dealers make a market in its securities over-the-counter, with quotations carried on the National Association of Securities  Dealers,  Inc.'s  "OTC  Bulletin  Board".  However,  there  is  no  assurance  the  Company   will ever be quoted on the OTC Bulletin  Board  or  any  other  exchange.  Furthermore, even if a trading market develops, there is no assurance that it will be sustained. Consequently, a purchaser of shares may be unable to resell the securities offered herein should the purchaser desire to do so when eligible for public re-sales. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our common stock as collateral for a loan.

The prospectus and the Registration Statement cover the resale by certain Selling Shareholders of up to 919,167 shares of our Common Stock.     .All of such shares are being offered for resale by the selling stockholders.  The sales price to the public was set by the selling shareholders at $0.03 per share of Common Stock for an aggregate of $27,575.

The Selling Shareholders will determine when they will sell their shares of Common Stock.

As of the date of this prospectus, the Company has 35  shareholders.

Dividend Policy

The Company has not declared or paid any dividends on its Common Stock. The  declaration  of  any  future cash dividend will be at the discretion of the Company's  Board  of  Directors  and  will depend upon earnings, if any, capital requirements and financial  position,  general  economic conditions, and other pertinent conditions.  It is the Company's present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the Company's business operations.

Available Information

We have filed a Registration Statement with the U.S. Securities and Exchange Commission, or the SEC, on Form S-1 under the Securities Act to register the shares of our Common Stock being offered by this prospectus. This prospectus omits some information contained in the Registration Statement and its exhibits, as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should review the Registration Statement and its exhibits, which may be inspected, without charge, at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580 Washington, D.C. 20549. Copies of all or any portion of the Registration Statement may be obtained from the public reference facilities of the SEC on payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including the Registration Statement.

We are not required to deliver annual reports to stockholders, and we do not intend to voluntarily send annual reports with audited financial statements to stockholders. However, on completion of this offering, we will become subject to the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the requirements of the Exchange Act, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the regional offices, public reference facilities and Web site of the SEC referred to above. We have not filed any reports or statements with the SEC prior to filing this Registration Statement.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure:

The principal accountant's report of Kempisty & Co.   on the financial statements did not contain adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.    There has been no disagreement with the auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

IVT SOFTWARE, INC
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS
March 15, 2006 (INCEPTION) THROUGH April 30, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
IVT Software, Inc.

We have audited the accompanying balance sheets of IVT Software, Inc. at April 30, 2008 and 2007 and the related statements of operations, stockholders' equity (deficiency) and cash flows for each of the years then ended and for the period March 15, 2006 (inception) through April 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Pubic Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of IVT Software, Inc at April 30, 2008 and 2007, and the results of its operations and their cash flows for each of the years in the two years then ended and for the period March 15, 2006 (inception) through April 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no established source of revenue and has incurred an accumulated loss of $41,642 since inception. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from outcome of this uncertainty.

/s/ Kempisty & Company

Kempisty & Co. CPA's PC
Certified Public Accountants, P.C.
New York, New York
May 30, 2008 (Expect for Note 13 which is July 9, 2008)

IVT SOFTWARE, INC
  (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
April 30, 2008

	April 30	April 30
	2008	2007
ASSETS

Current Assets
Cash and cash equivalents	$23,731	$13,136

Total Current Assets	23,731	13,136

Property & Equipment, net (Note 4)	977	1,277
IP Licensing Agreement, net (Note 5)	975	1,275

Total Assets	$25,683	$15,688

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Subscriptions Payable (Note 7)	$-	$15,925
Officer's Loan (Note 9)	1,050	1,050
Accrued Expenses	7,500	-
Total Current Liabilities	8,550	16,975

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Preferred Stock $0.0001 par value,
Authorized 10,000,000 shares, none issued & outstanding	-	-
Common Stock, $0.0001 par value ,
Authorized 200,000,000 shares; Issued &
outstanding 12,919,167 and 12,000,000 respectively (Note 8)	1,291	1,200
Additional Paid-in-Capital	57,484	6,000
Deficit Accumulated During the Developmental Stage	(41,642)	(8,487)
Total Stockholders' Equity (Deficiency)	17,133	(1,287)

Total Liabilities and Stockholders' Equity (Deficiency)	$25,683	$15,688

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

IVT SOFTWARE, INC
  (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

			For the Period
			March 15, 2006
	For the Year	For the Year	(Inception)
	Ended	Ended	to
	April 30, 2008	April 30, 2007	April 30, 2008

REVENUES	$-	$-	$-

OPERATING EXPENSES
General and administrative	12,555	3,037	15,592
Officer's Compensation	20,000	5,000	25,000
Depreciation & Amortization	600	450	1,050
Total operating expenses	33,155	8,487	41,642

Income (loss) from operations	(33,155)	(8,487)	(41,642)

Provision for Income Tax	-	-	-

NET INCOME (LOSS)	$(33,155)	$(8,487)	$(41,642)

Income (Loss) Per Common Share
Basic and Diluted	-	-

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	12,217,059	11,835,616

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

IVT SOFTWARE, INC
  (A DEVELOPMENT STAGE COMPANY)

STATEMENT S OF CASH FLOW

FOR THE PERIOD MARCH 15, 2006 (INCEPTION) TO APRIL 30, 2008

			For the Period
			March 15, 2006
	For the Year	For the Year	(Inception)
	Ended	Ended	to
	April 30, 2008	April 30, 2007	April 30, 2008
Cash flows from operating activities
Net Income (loss)	$(33,155)	$(8,487)	$(41,642)
Officers compensation & Rent charged to paid in capital	24,000	6,000	30,000
Depreciation & Amortization	600	450	1,050
Increase in Accrued Expense	7,500	-	7,500
Net cash provided ( used) in operating activities	(1,055)	(2,037)	(3,092)

Cash flows from investing activities
Licensing Agreement	-	(1,500)	(1,500)
Property & Equipment	-	(1,502)	(1,502)
Net cash provided (used) in investing activities	-	(3,002)	(3,002)

Cash flows from financing activities
Proceeds Received from Shares Subscribed	-	15,925
Refund for Stock Subscription	(15,925)	-
Officer's Loan	-	1,050	1,050
Issuance of Shares for Officer	-	1,200	1,200
Sale of Common Stock With Warrants	27,575	-	27,575
Net cash provided (used) by financing activities	11,650	18,175	29,825

Net increase (decrease ) in cash	10,595	13,136	23,731

Cash and cash equivalents, beginning of period	13,136	-	-

Cash and cash equivalents, end of period	$23,731	$13,136	$23,731

Supplemental disclosures

Noncash investing and financing activities:
Officers Compensation and Rent credited to
Additional Paid in capital	$24,000	$6,000	$30,000

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

IVT SOFTWARE, INC
  (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Common Stock		Additional		Total
	$0.0001 Par Value		Paid in	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Inception March 15, 2006	-	$-	$-	$-	$-
Balance as of April 30, 2006	-	-	-	-	-

Common Shares issued to
founder in May 2006	12,000,000	1,200	-	-	1,200
Officer's Compensation
Credited to Additional Paid
in Capital in April 2007	-	-	5,000	-	5,000
Rent credited to
Additional Paid in Capital	-	-	1,000	-	1,000
in April 2007
Net Loss as of April 30, 2007	-	-	-	(8,487)	(8,487)
Balance as of April 30, 2007	12,000,000	1,200	6,000	(8,487)	(1,287)

Common shares issued for cash
in Private Placement in Feb 2008	919,167	91	27,484	-	27,575
Officer's Compensation Credited
to Additional Paid in Capital in April 2008	-	-	20,000	-	20,000
Rent credited to Additional
Paid in Capital April 2008	-	-	4,000	-	4,000
Net Loss as of April 30, 2008	-	-	-	(33,155)	(33,155)
Balance as of April 30, 2008	12,919,167	$1,291	$57,484	$(41,642)	$17,133

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

IVT SOFTWARE, INC
  (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2008
NOTE 1- GENERAL ORGANIZATION AND BUSINESS

IVT Software, Inc.   (A Development Stage Company) was incorporated on March 15, 2006 under the laws of the State of Nevada.  The Company currently has no operations and in accordance with SFAS #7 is considered to be in the development stage.

NOTE 2-GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing.  It has sustained loss of $41,642 from inception to April 30, 2008. Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE 3- SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Fiscal Year

The Company has chosen April 30, as its fiscal year end.

Fair Values of Financial Instruments

The Company values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalent, accounts payable, and accrued expenses.

As of the balance sheet date, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Property and Equipment

Depreciation and amortization are recognized principally on the straight line method in amounts adequate to amortize costs over the estimated useful lives of the respective assets.  The estimated useful life of equipment is five years.

Stock Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”. SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods.

On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes;” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  No provision for income taxes is included in the financials statements due to its immaterial amount.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  The Company has not issued any potentially dilutive securities.

Revenue and Cost Recognition

The Company has generated no revenues to date.  The Company plans to recognize revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectibles is reasonably assured.   The Company will recognize revenues from the sale of its tutorial CD’s and for its tutorial course memberships after the sale has been made, payment has been received and the CD or access to the learning infrastructure has been delivered to the buyer.

Intellectual Properties

The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. Expenses subsequent to the launch will be expensed as research and development expenses. The Company will expense upgrades and revisions to its website as incurred.  The Company incurred no costs for research and development during fiscal 2008.  The Company is in the process of completing its website.  Once the website is fully operational this asset will be amortized over a sixty month period.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not record any impairment charges during the years ended April 30, 2008 and 2007.

New Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159 (“SFAS 159”), The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

On December 4, 2007, the FASB issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. We have not yet determined the impact of the adoption of SFAS No. 160 on our financial statements and footnote disclosures.

On December 4, 2007, the FASB issued SFAS No.141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We have not yet determined the impact of the adoption of SFAS No. 141R on our financial statements and footnote disclosures.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). This statement requires companies to provide enhanced disclosures about (a) how and why they use derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a company’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the impact of adopting SFAS No. 161 on its financial statements.

NOTE 4- PROPERTY & EQUIPMENT

Property and equipment consists of the following:

	April 30,
	2008	2007

Equipment	$1,502	$1,502
Less: Accumulated Depreciation	(525)	(225)

Total	$977	$1,277

Property and equipment are recorded at cost and depreciated over a straight-line basis. The depreciation expense for the years ended April 30, 2008 and 2007 was $525 and $225 respectively.

NOTE 5- INTANGIBLE ASSETS

Intangible asset consists of the following:

	April 30,
	2008	2007

IP Licensing Agreement	$1,502	$1,502
Less: Accumulated Amortization	(525)	(225)

Total	$975	$1,277

Intangible assets consist of license agreements which are recorded at cost and amortized over a straight-line basis. The amortization expense for the years ended April 30, 2008 and 2007 was $525 and $225 respectively.

NOTE 6- OFFICERS’ COMPENSATION

The officer has taken no actual compensation since inception. For financial statement purposes on the Statement of Operations officer's compensation has been charged in the amount of $20,000 in the current fiscal period ending April 30, 2008 and $5,000 for the fiscal year ending April 30, 2007.   Additional Paid in Capital has been credited for the corresponding amount in each of the years, respectively.

NOTE 7- SUBSCRIPTIONS PAYABLE

During the Fiscal period ended April 30, 2007, the Company sold shares of its Common Stock to 19 subscribers for an aggregate of $15,925   The Company subsequently, in a later period, cancelled these shares and refunded the cash to the subscribers.   The balance sheet for the period ended September 30, 2007 retroactively reflects $15,925 as refundable cash and a corresponding $15,925 in the liabilities under Subscriptions Payable.

NOTE 8- STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 200,000,000 shares of common stock, par value of $0.0001 and 10,000,000 shares of preferred, par value of $0.0001.

In May 2006 the Company issued 12,000,000 common shares to its founders at $0.0001 par value for an aggregate of $1,200.

In March 2008 the Company completed a Regulation D Rule 506 offering and sold a total of 919,167 shares of our Common Stock par value $0.0001 to the 34 shareholders at $0.03 per share.  For each share purchased, subscribers received two (2) Class A common stock purchase warrants exercisable at $0.50, and two (2) Class  B common stock purchase warrants exercisable at $1.00 and two (2) Class C common stock purchase warrant exercisable at $1.50. Total proceeds generated from the sale of the shares amounted to $27,575.

Each Warrant is exercisable into one share of Common Stock.  The Company has the option to "call" all the Warrants presently outstanding (the "Warrant Call").  The Company may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable.

See also "Subsequent Events".

Although Registration Rights have been granted for the Common Shares underlying the Warrants, the warrants do not impose a Penalty in the Event the Registration is Not Deemed Effective by the SEC.

The Company paid no salary or rent. For financial statement purposes officer compensation in the amount of $20,000 and rent in the amount of $4,000 has been charged on the statement of operations and a corresponding amount was credited as additional paid in capital during the period ended April 30, 2008, and $5,000 and $1,000 has been charged to Officer's compensation and rent respectively for the corresponding period ended April 30, 2007. The corresponding amounts being credited to additional paid in capital during the period ended April 30, 2007.

No preferred shares have been issued. It is within the discretion of the Board of Directors to determine the preferences of the preferred stock.  The Company has not yet determined the preferences of the preferred stock.

NOTE 9- ACCOUNTING FOR WARRANTS AND DERIVATIVE INSTRUMENTS

Emerging Issues Task Force issue EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,” (“EITF No. 00-19”) requires freestanding contracts that are settled in a company's own stock to be designated as an equity instrument, asset or a liability. In accordance with EITF No. 00-19, the Company determined that the warrants issued in connection with the Common Shares sold to its shareholders should not be classified as a derivative liability due to the fact that the Registration Rights Agreement specifically states that in the event the SEC fails to declare the registration statement effective, the Company has no liability to the warrant holders and has no obligation to pay any penalties.  Furthermore, the Company evaluated the Class A and Class B Warrants and Class C Warrants to determine if the embedded conversion options were derivatives pursuant to SFAS 133 and related interpretations including EITF 00-19. The Company determined that the embedded conversion options are not derivatives because the company is not currently publicly traded and the underlying shares are not easily convertible to cash. Furthermore, the Class A warrants are exercisable @ $0.50 per share which is above the offering price of $0.03 for the common shares by a factor of 16.66 and the Class B Warrants are exercisable @ $1.00 which is above the offering price of the common shares by a factor of 33.33, and Class C Warrants are exercisable @$1.50 which is above the offering price of the common shares by a factor of 50.  The company therefore determined that the warrants have no intrinsic value.

NOTE 10- RELATED PARTY TRANSACTIONS:

The Principal Officer of the Company, Martin Schwartz received 12,000,000 shares of common stock with a fair value of $1,200.

Short term funds amounting to $1,675 had been advanced by the CEO, Mr. Martin Schwartz, interest free, during the period ending March 31, 2007 of which $625 had been repaid during this period.  As of the period ending March 31, 2008 Mr. Schwartz is owed $1,050.

NOTE 11- INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $7,511 which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $34,142.   The total valuation allowance is a comparable $34,142.  Details for the last two years follow:

	Fiscal Year Ended
	April 30,	April 30,
	2008	2007

Deferred Tax	$7,294	$1,867
Valuation Allowance	(7,294)	(1,867)
Current Taxes Payable	-	-
Income Tax Expense	-	-

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration

2006	$8,487	2027
2007	33,155	2028

Total NOL	$41,642

The Company has filed no income tax returns since inception.

NOTE 12- COMMITMENTS AND CONTINGENCIES

The Company is occupying the premises of its President rent-free. For financial statement purposes rent has been charged $6,000 and additional paid in capital has been credited in the current period for the rent expense.

NOTE 13.  SUBSEQUENT EVENTS:

On June 25, 2008, the Company elected to exercise its "Warrant Call", by providing its "Notice of Call" via certified mail, to all Series A, Series B and Series C warrant holders.

The warrants contained a Call provision as follows:

          (a) The Company shall exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") at any time   prior to the Expiration Date.

          (b) The Warrant Holders shall exercise their Warrant rights and   purchase the appropriate number of shares of Common Stock and pay for same all within 10 business days of the date of the Call Notice. Any Warrants which are Called and not exercised during such 10 business day period shall thereafter not be exercisable.

  Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

None of the warrant holders exercised their warrants; consequently, all of the warrants have been cancelled.

THESE  SECURITIES  ARE  SPECULATIVE  AND  INVOLVE  A  HIGH  DEGREE  OF  RISK.   PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.   THE SECURITIES OFFERED HEREIN SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD TO SUSTAIN THE COMPLETE LOSS OF THEIR INVESTMENT.

Part II- Information Not Required In the Prospectus

Indemnification of Directors and Officers
Nevada Revised Statute Section 78.7502 provides that:

(i) a  corporation  may  indemnify  any  person  who  was  or is a  party  or is threatened to be made a party to any  threatened,  pending or completed  action, suit or proceeding,  whether civil,  criminal,  administrative or investigative, except an action  by or in the right of the  corporation,  by reason of the fact that he is or was a director,  officer, employee or agent of the corporation, or is or was serving at the  request of the  corporation  as a  director,  officer, employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise,  against expenses, including attorneys' fees, judgments, fines and  amounts  paid in  settlement  actually  and  reasonably  incurred by him in connection with the action,  suit or proceeding if he acted in good faith and in a manner  which  he  reasonably  believed  to be in or not  opposed  to the best interests  of the  corporation,  and,  with  respect to any  criminal  action or proceeding, had no reasonable cause to believe his conduct  was unlawful;

(ii) a  corporation  may  indemnify  any  person  who  was or is a  party  or is threatened to be made a party to any threatened,  pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director,  officer,  employee or agent of the  corporation,  or is or was serving at the request of the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise against expenses,  including amounts paid in settlement  and  attorneys'  fees  actually  and  reasonably  incurred by him in connection  with the defense or  settlement of the action or suit if he acted in good faith and in a manner which he reasonably  believed to be in or not opposed to the best interests of the  corporation.  Indemnification  may not be made for any  claim,  issue or matter as to which such a person  has been  adjudged  by a court of competent  jurisdiction,  after exhaustion of all appeals therefrom, to be  liable  to  the  corporation  or  for  amounts  paid  in  settlement  to the corporation, unless and only to the extent that the court in which the action or suit was  brought  or other  court of  competent jurisdiction  determines  upon application  that in view of all the  circumstances  of the case,  the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper;  and

(iii) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall  indemnify him against expenses, including  attorneys' fees,  actually and reasonably  incurred  by  him  in  connection  with  the  defense.

 Nevada Revised Statute Section 78.751 provides that we may make any discretionary indemnification  only as authorized  in the specific  case upon a  determination that  indemnification of the director,  officer,  employee or agent is proper in the  circumstances.  The  determination  must  be  made:

(a)  by our stockholders;

(b)  by our board of directors by majority vote of a quorum consisting of  directors who were not parties to the action, suit or proceeding;

(c)  if a majority vote of a quorum consisting of directors who were not parties  to the action, suit or proceeding so orders, by independent legal counsel  in a written opinion;

(d)  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e)  by court order.

Our  Certificate  of  Incorporation  and  Articles  provide  that no director or officer  shall  be  personally liable to our Company, any of our stockholders or any other for damages for breach of fiduciary duty as a director  or officer involving  any act or omission of such  director or officer  unless such acts or omissions involve intentional  misconduct,  fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted  by law, indemnify all  persons whom we may indemnify pursuant thereto. We  may,  but  shall not be obligated to, maintain insurance, at our expense, to protect ourselves   and any other person against any liability, cost or expense. We  shall  not  indemnify  persons  seeking  indemnity  in  connection  with any threatened,  pending or completed action, suit or proceeding voluntarily brought or  threatened by such person  unless such action, suit  or proceeding  has been authorized  by  a  majority  of  the  entire  Board  of  Directors.

Insofar as  indemnification  for  liabilities  arising under the  Securities Act might be permitted to  directors,  officers or persons  controlling  our Company under the provisions  described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy  as  expressed  in  the  Securities  Act  and is therefore unenforceable.

Other Expenses of Issuance and Distribution

 The following table sets forth the estimated expenses in connection with this registration:

Sec Registration Fees	$170
Printing & Engraving Fees	$500
Legal & Accounting Fees & Related Expenses	$10,000
Edgarization	$1,500
Transfer Agent Fees & Expenses	$1,700
Miscellanous	$1,000
Total	$14,870

Recent Sales of Unregistered Securities

On July 5, 2006 the Company  issued 12,000,000 shares to our President and founder, Martin Schwartz for services rendered at @ $0.0001 par value per share of common stock for total proceeds of $1,200.    These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition,  Martin Schwartz  had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During the period from February  2008 to March  2008  the Company completed a private placement offering pursuant to Regulation D Rule 506 and sold 919,167  Common Shares with Common Stock Purchase Warrants to 34 investors at $0.03 cents per share for aggregate sum of $27,575.   In connection with the issuance of all of these shares, we relied upon the exemption from the registration provisions of the Act contained in Section 4(2) thereof.   Each investor completed a Subscription Agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

For each share purchased, subscribers received two  (2) Class A common stock purchase warrant exercisable @ $0.50 and two (2) Class B common stock purchase warrant exercisable @ $1.00 and two (2) Class C common stock purchase warrant exercisable @ $1.50.

 Each Warrant is exercisable into one share of Common Stock.  The Company has the option to "call" all the Warrants presently outstanding (the "Warrant Call").  The Company may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable.

On June 25, 2008, the Company elected to exercise its "Warrant Call", by providing its "Notice of Call" via certified mail, to all Series A, Series B and Series C warrant holders.

The warrants contained a Call provision as follows:

          (a) The Company shall exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") at any time   prior to the Expiration Date.

          (b) The Warrant Holders shall exercise their Warrant rights and   purchase the appropriate number of shares of Common Stock and pay for same all within 10 business days of the date of the Call Notice. Any Warrants which are Called and not exercised during such 10 business day period shall thereafter not be exercisable.

  Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

None of the warrant holders exercised their warrants; consequently, all of the warrants have been cancelled.

No preferred shares have been issued. It is within the discretion of the Board of Directors to determine the preferences of the preferred stock.  The Company has not yet determined the preferences of the preferred stock

Shareholders Listed Below:

Bavly Research Institute
Mifal Tzeduka Vechesed
National Theological Center
David Berger
Moses Berger
Naftali Zins
Frieda Steiner
Congregation  Mesivtah  Beth Alexander
Congregation  Em Lebina
Samuel Reinhold
Hindy Gleiberman
Hadassah Ilowitz
Esther Ackerman
Joel Gottesman
Aaron Weiss
Chaim Leonard Werzberger
Jerry Sinay
Samuel Friedman
Milka Fixler
Meshulum Z. Bron
Henry Reinhold
Samuel Gottesman
Chanie Edelstein
Joel  Sinay
Samuel Beilus
Jacob Reinhold
Elozar Klein
Joseph Horowitz
Chaim E. Rabinovich
Fishel Rabinovich
Simon Rubinfield
Shlomo Kovo
Henry Schwartz
Milton Schwartz

 All of the  Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 17 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

It is noted  that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, the offering was sold to less than 35 non-accredited investors. Based upon same we believe that this offering has complied with the requirements of Rule 506(b)(2).

UNDERTAKINGS.

ITEM 28
UNDERTAKINGS

The Registrant undertakes:

1.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.
To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
The undersigned Registrant hereby undertakes that:

1.   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

2.
 Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

	SEC Reference Number	Title of Document	Exhibit
Exhibit	3.1	Articles of Incorporation	*
Exhibit	3.3	By Laws	*
Exhibit	5.1	Opinion & Consent of Brian Reiss ESQ.	Attached
Exhibit	10.1	Licensing Agreement	*
Exhibit	10.2	Form of Subscription Agreement	*
Exhibit	10.3	Form of Class A Warrants Exercisable @ $0.50 Per Share.	*
Exhibit	10.4	Form of Class B Warrants Exercisable @ $1.00 Per Share.	*
Exhibit	10.5	Form of Class C Warrants Exercisable @ $1.50	*
Exhibit	23.1	Consent of Kempisty & Co. CPA PC	Attached
Exhibit	99	Code of Ethics	*

* Incorporated by reference to the initial Registration S tatement filed on S-1 on  July 9,  2008.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the  State of New Jersey.

IVT Software, Inc.,

By:  /s/ Martin Schwartz
Principal Executive Officer

Date: July 9,  2008

By:  /s/Martin Schwartz
Principal Financial Officer

Date:  July 9,   2008

By:  /s/ Martin Schwartz
Principal Accounting Officer

Date:  July 9,   2008